Exhibit 10.1

$350,000,000

FiberTower Corporation

9.00% Convertible Senior Secured Notes due 2012

PURCHASE AGREEMENT

October 25, 2006

JEFFERIES & COMPANY, INC.
DEUTSCHE BANK SECURITIES INC.
c/o JEFFERIES & COMPANY, INC.
      520 Madison Avenue
      New York, New York 10022

Ladies and Gentlemen:

FiberTower Corporation, a Delaware corporation (the “Company”), and each of the Guarantors (as hereinafter defined)  hereby agree with you as follows:

1.             Issuance of Offered Securities and PIK Additional Securities.   Subject to the terms and conditions herein contained, the Company proposes to issue and sell to Jefferies & Company, Inc. and Deutsche Bank Securities Inc. (the “Initial Purchasers”), $350,000,000 aggregate principal amount (each a “Firm Note” and, collectively, the “Firm Notes” and, together with the Guarantees (as hereinafter defined) thereon, the “Firm Securities”) of 9.00% Convertible Senior Secured Notes of the Company due 2012 (each a “Note” and, collectively, the “Notes” and, together with the Guarantees thereon, the “Securities”).  In addition, the Company has granted to the Initial Purchasers an option to purchase up to $52,500,000 aggregate principal amount of  additional Notes (each an “Optional Additional Note” and, collectively, the “Optional Additional Notes” and, together with the Guarantees thereon, the “Optional Additional Securities”), all as provided in Section 3 hereof.  The Firm Notes and, if and to the extent issued, the Optional Additional Notes, are collectively called the “Offered Notes” and the Firm Securities and, if and to the extent issued, the Optional Additional Securities, are collectively called the “Offered Securities.”  The Offered Securities will be issued pursuant to an indenture (the “Indenture”), to be dated as of the First Closing Date (as hereinafter defined), by and among the Company, the Guarantors party thereto, and Wells Fargo  Bank, National Association, as trustee (the “Trustee”).  Pursuant to the terms of the Indenture and the Notes, interest on the Notes is payable in cash or, if no Default has occurred and is continuing, then on any or all of the four interest payment dates after the fourth interest payment date, the Company may elect to make payments of interest in additional Notes in a principal amount equal to such interest amount (each a “PIK Additional Note” and, collectively, the “PIK Additional Notes” and, together with the Guarantees thereon, the “PIK Additional Securities”).  Jefferies & Company, Inc. has agreed to act as representative of the several Initial Purchasers (in such capacity, the “Representative”) in connection with the offering and sale of the Offered Securities.  Capitalized terms used, but not defined herein, shall have the meanings set forth in the “Description of the Notes” section of the Time of Sale Document (as hereinafter defined) and the Final Offering Memorandum (as hereinafter defined).

The Offered Securities and the PIK Additional Securities will be convertible into shares of the Company’s capital stock, par value $0.001 per share (the “Common Stock”), in accordance with the terms of the Securities and the Indenture.  The shares of Common Stock issuable upon conversion of the Offered Securities and the PIK Additional Securities are herein referred to as the “Shares.”

The Offered Securities will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Act”). Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Securities shall bear the legends set forth in the final offering memorandum, dated the date hereof (the “Final Offering Memorandum”).  In connection with the offer and sale of the Offered Securities (the “Offering”),  at or prior to the time when sales of the Offered Securities were first made (the “Time of Sale”), the Company prepared (i) a preliminary offering memorandum, dated October 23, 2006 (the “Preliminary Offering Memorandum”) and (ii) a pricing term sheet, attached hereto as Schedule I, which includes pricing terms and other information with respect to the Offered Securities (the “Pricing Supplement”). The Preliminary Offering Memorandum and the Pricing Supplement are collectively referred to herein as the “Time of Sale Document.”

2.             Terms of Offering.   The Initial Purchasers have advised the Company, and the Company understands, that the Initial Purchasers will make offers to sell (the “Exempt Resales”) some or all of the Offered Securities purchased by the Initial Purchasers hereunder on the terms set forth in the Final Offering Memorandum, as amended or supplemented, to persons (the “Subsequent Purchasers”) whom the Initial Purchasers (i) reasonably believe to be “qualified institutional buyers” (“QIBs”) as defined in Rule 144A under the Act, as such may be amended from time to time, (ii) reasonably believe (based upon written representations made by such persons to the Initial Purchasers) to be institutional “accredited investors” as defined in Rule 501(a)(1), (2), (3) or (7) under the Act (“Accredited Investors”) or (iii) reasonably believe to be non-U.S. persons in reliance upon Regulation S under the Act.

Pursuant to the Indenture, all existing and future Domestic Restricted Subsidiaries of the Company shall fully and unconditionally guarantee, on a senior secured basis, to each holder of the Notes and the Trustee, the payment and performance of the Company’s obligations under the Indenture and the Notes (each such subsidiary being referred to herein as a “Guarantor” and each such guarantee being referred to herein as a “Guarantee”).

Pursuant to the terms of the Collateral Agreements, all of the obligations under the Securities and the Indenture will initially be secured, to the extent permitted by law, by a first priority lien and security interest in substantially all of the assets of the Company and its existing and future Domestic Restricted Subsidiaries, other than the Excluded Assets (subject to a prior ranking lien by the lenders under the Working Capital Facility and pari passu liens on Subsidiaries that do not hold the Company’s 24GHz or 39GHz FCC licenses securing any Pari Passu Indebtedness), and a first priority lien and security interest in the capital stock of the  Company’s existing and future Domestic Restricted Subsidiaries (subject to a prior ranking lien by the lenders under the Working Capital Facility and pari passu liens on Subsidiaries that do not hold the Company’s 24GHz or 39GHz FCC licenses securing any Pari Passu Indebtedness).  In addition, the Offered Securities will be secured by a first priority lien and security interest in amounts deposited in the Escrow Account (as hereinafter defined), which lien and security interest will secure no indebtedness other than the Securities.  The PIK Additional Securities, if and to the extent issued, will be secured, equally and ratably, with the Securities.

Holders of the Offered Securities and PIK Additional Securities (including Subsequent Purchasers) will have the registration rights set forth in a registration rights agreement applicable to the Offered Securities and the PIK Additional Securities (the “Registration Rights Agreement”), to be executed and delivered by the Company and the Guarantors on the First Closing Date.  Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree, among other things, to

(i) file with the Securities and Exchange Commission (the “SEC”), under the circumstances set forth in the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Act (the “Shelf Registration Statement”), relating to the resale of the Offered Securities and any PIK Additional Securities that could be issued by the Company pursuant to the terms of the Securities and the Shares that may be issued upon the conversion of the Offered Securities and the PIK Additional Securities, and (ii) use their commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective.  If the Company fails to satisfy its obligations under the Registration Rights Agreement, it will be required to pay liquidated damages to the holders of the Offered Securities and the PIK Additional Securities under certain circumstances.

This Agreement, the Indenture, the Collateral Agreements, the Registration Rights Agreement, the Escrow Agreement (as defined below), the Offered Securities and all agreements ancillary thereto are collectively referred to herein as the “Documents.”

3.             Purchase, Sale and Delivery.

(a) The Firm Securities; First Closing Date.   On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company and the Guarantors, jointly and severally, agree to issue and sell to the Initial Purchasers, and the Initial Purchasers agree, severally and not jointly, to purchase from the Company and the Guarantors, the respective aggregate principal amount of Firm Securities set forth opposite the Initial Purchasers’ names on Schedule II attached hereto at a purchase price of 97.0% of the aggregate principal amount thereof, plus accrued interest, if any, from the First Closing Date.  Delivery to the Initial Purchasers of and payment for the Firm Securities shall be made at a closing to be held at 10:00 a.m., New York time on November 9, 2006 at the New York offices of Paul, Hastings, Janofsky & Walker LLP or such other time and date not later than five business days thereafter as the Representative and the Company shall agree upon (the time and date of such closing are called the “First Closing Date”).  The Company and the Guarantors hereby acknowledge that circumstances under which the Representative may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Representative to recirculate to the public copies of an amended or supplemented Time of Sale Document or Final Offering Memorandum or a delay as contemplated by the provisions of Section 11.

(b)  The Optional Additional Securities; Option Closing Date.   In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company and the Guarantors, jointly and severally, hereby grant an option to the several Initial Purchasers to purchase, severally and not jointly, up to $52,500,000 aggregate principal amount of the Optional Additional Securities from the Company and the Guarantors at the purchase price equal to 97.0% of the aggregate principal amount thereof, plus accrued interest if any, from the First Closing Date.  The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Representative to the Company,  which notice may be given at any time within 30 days from the date of this Agreement.  Such notice shall set forth (i) the aggregate principal amount of Optional Additional Securities as to which the Initial Purchasers are exercising the option, (ii) the names and denominations in which the certificates for the Optional Additional Securities are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in the event that such time and date are simultaneous with the First Closing Date, the term “First Closing Date” shall refer to the time and date of delivery of certificates for the Firm Securities and such Optional Additional Securities ).  Any such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date” and shall be determined by the Representative and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise.  The First Closing Date and the Option Closing Date are each referred to herein as a “Closing Date.”  If any Optional Additional

Securities are to be purchased, (a) each Initial Purchaser agrees, severally and not jointly, to purchase the respective aggregate principal amount of Optional Additional Securities that bears the same proportion to the total aggregate principal amount of Optional Additional Securities to be purchased as the aggregate principal amount of Firm Securities set forth on Schedule II attached hereto opposite the name of such Initial Purchaser bears to the total aggregate principal amount of Firm Securities and (b) the Company and the Guarantors, jointly and severally, agree to sell such Optional Additional Securities to the Initial Purchasers.  The Representative may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(c) Payment for the Offered Securities.   The Company shall deliver to the Initial Purchasers one or more certificates representing the Offered Securities in definitive form, registered in such names and denominations as the Initial Purchasers may request, against payment by the Initial Purchasers of the purchase price therefor by immediately available Federal funds bank wire transfer to such bank account or accounts as the Company shall designate to the Initial Purchasers at least two business days prior to the applicable Closing Date.  The certificates representing the Offered Securities in definitive form shall be made available to the Initial Purchasers for inspection at the New York offices of Paul, Hastings, Janofsky & Walker LLP (or such other place as shall be reasonably acceptable to the Initial Purchasers) not later than 10:00 a.m. one business day immediately preceding the applicable Closing Date.  Offered Securities to be represented by one or more definitive global securities in book-entry form will be deposited on the applicable Closing Date, by or on behalf of the Company, with The Depository Trust Company (“DTC”) or its designated custodian, and registered in the name of Cede & Co.

On each applicable Closing Date, the Company will deposit a portion of the net proceeds realized from the sale of the Offered Securities into an escrow account (the “Escrow Account”) pursuant to the terms of an Escrow Agreement (the “Escrow Agreement”) to be entered into by and among the Company, the Guarantors and an escrow agent, to be held by such escrow agent for the benefit of the holders of the Offered Securities in an amount that, together with the proceeds from the investment thereof, will be sufficient to make the first four interest payments on the Offered Securities being sold on such Closing Date.  The escrowed interest may only be used to make such interest payments, or to make such other payments as required by the Indenture.

4.             Representations and Warranties of the Company and the Guarantors.  The Company and the Guarantors, jointly and severally, represent and warrant to the Initial Purchasers that, as of the Time of Sale, as of the date hereof, as of the First Closing Date and as of each Option Closing Date, if any:

(a)                                  (i) Neither the Time of Sale Document, nor any amendment or supplement thereto, as of the Time of Sale, as of the date hereof and at all times subsequent thereto up to each Closing Date, contained, contains or will contain any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) the Final Offering Memorandum, as of the date hereof and at all times subsequent thereto up to each Closing Date, as then amended or supplemented by the Company, if applicable, does not and will not contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 4(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchasers and furnished to the Company in writing by the Representative expressly for use in the Preliminary Offering Memorandum or the Final Offering Memorandum or any amendment or supplement thereto.  No injunction or order has been issued that either (i) asserts that any of the transactions contemplated by the Documents is subject to the registration requirements of the Act or (ii) would prevent or suspend the issuance or sale of any of the Offered Securities or the use of the Time of Sale Document, the Final Offering Memorandum or any amendment or supplement thereto, in any jurisdiction. No statement of material fact included in the Final Offering Memorandum has been omitted from the Time of Sale Document and no statement of material fact included in the Time of Sale Document that is required to be included in the Final Offering Memorandum has been omitted therefrom.  The Company and the Guarantors have not distributed, and will not distribute, prior to the later of the last possible Closing Date and the completion of the Initial Purchasers’ distribution of the Offered Securities, any offering material in connection with the offering and sale of the Securities other than the Time of Sale Document and the Final Offering Memorandum.

(b)                                 (i) The Company’s  Annual Report on Form 10-K most recently filed with the SEC (the “Annual Report”) and (ii) each subsequent report filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as of their respective dates, as of the Time of Sale, as of the date hereof and as of each Closing Date, did not, does not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Such documents, when they were filed with the SEC, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the SEC thereunder (including Regulation S-X).  Since the date of the filing of the Annual Report with the SEC, the Company has made all filings with the SEC required to be made by the Company under the Exchange Act.

(c)                                  Each corporation, partnership, or other entity in which the Company, directly or indirectly through any of its subsidiaries, owns more than fifty percent (50%) of any class of equity securities or interests is listed on Schedule III attached hereto (the “Subsidiaries”).  Each Subsidiary that is not a Domestic Restricted Subsidiary has an asterisk (“*”) next to its name on such schedule.

(d)                                 The Company and each of the Subsidiaries (i) has been duly organized or formed, as the case may be, is validly existing and is in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to carry on its business and to own, lease and operate its properties and assets, and (iii) is duly qualified or licensed to do business and is in good standing as a foreign corporation, partnership or other entity as the case may be, authorized to do business in each jurisdiction in which the nature of such businesses or the ownership or leasing of such properties requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on (A) the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, (B) the ability of the Company and the Guarantors to perform their respective obligations in all material respects under any Document, (C) the validity or enforceability of any Document, (D) the attachment, perfection or priority of any of the Liens (as hereinafter defined) or security interests intended to be created by the Collateral Agreements, or (E) the consummation of any of the transactions contemplated under any of the Documents (each, a “Material Adverse Effect”).

(e)                                  All of the issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and were not issued in violation of, and are not subject to, any preemptive or similar rights.  The table (including the footnotes thereto) under the heading “Pro Forma Combined” under the caption “Capitalization” in the Time of Sale Document and the Final Offering Memorandum sets forth, as of its date, the capitalization of the Company on a pro forma combined basis.  The table (including the footnotes thereto) under the heading “Pro Forma As Adjusted” under the caption “Capitalization” in the Time of Sale Document and the Final Offering Memorandum sets forth the capitalization of the Company as of

June 30, 2006, on a pro forma adjusted basis after giving effect to the merger between First Avenue Networks, Inc. and FiberTower Network Services Corp. on August 29, 2006 and the Offering.  All of the outstanding shares of capital stock or other equity interests of each of the Subsidiaries are owned, directly or indirectly, by the Company, free and clear of all liens, security interests, mortgages, pledges, charges, equities, claims or restrictions on transferability or encumbrances of any kind (collectively, “Liens), other than those imposed by the Act and the securities or “Blue Sky” laws of certain domestic or foreign jurisdictions and Permitted Liens described in the Time of Sale Document and the Final Offering Memorandum. Except as disclosed in the Time of Sale Document and the Final Offering Memorandum and options granted to employees of the Company after the date of the Preliminary Offering Memorandum pursuant to option plans described in the Time of Sale Document and the Final Offering Memorandum and 30,000 shares of common stock of the Company to be issued to a consultant after the Preliminary Offering Memorandum, none of which could materially alter the Company’s capital stock, there are no outstanding (A) options, warrants or other rights to purchase from the Company or any of the Subsidiaries, (B) agreements, contracts, arrangements or other obligations of the Company or any of the Subsidiaries to issue or (C) other rights to convert any obligation into or exchange any securities for, in the case of each of clauses (A) through (C), shares of capital stock of or other ownership or equity interests in the Company or any of the Subsidiaries.

(f)                                    No holder of securities of the Company or any of the Subsidiaries will be entitled to have such securities (other than the Offered Securities and the PIK Additional Securities and the Shares issuable upon conversion thereof) registered under the Shelf Registration Statement required to be filed by the Company and the Guarantors with respect to the Offered Securities and the PIK Additional Securities and the Shares issuable upon conversion thereof pursuant to the Registration Rights Agreement.

(g)                                 The Company and each of the Guarantors that are corporations have all requisite corporate power and authority, and the Company and each of the Guarantors that are limited partnerships or limited liability companies have all the requisite partnership or other power and authority, to execute, deliver and perform their respective obligations under the Documents to which they are a party and to consummate the transactions contemplated thereby.

(h)                                 This Agreement has been duly and validly authorized, executed and delivered by the Company and the Guarantors.  Each of the Indenture and the Collateral Agreements have been duly and validly authorized by the Company and the Guarantors.  Each of the Indenture and the Collateral Agreements, when executed and delivered by the Company and the Guarantors, will constitute a legal, valid and binding obligation of each of the Company and Guarantors, enforceable against each of the Company and the Guarantors in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(i)                                     The Registration Rights Agreement and the Escrow Agreement have been duly and validly authorized by the Company and the Guarantors.  The Registration Rights Agreement and the Escrow Agreement, when executed and delivered by the Company and the Guarantors, will constitute a legal, valid and binding obligations of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with their terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

(j)                                     The Offered Notes and the PIK Additional Notes, when issued, will be in the form contemplated by the Indenture.  When executed and delivered by the Company and the Guarantors, the Indenture will meet the requirements for qualification under the Trust Indenture Act of 1939, as amended (the “TIA”).  The Offered Notes have been, and prior to any issuance thereof, the PIK Additional Notes will have been, duly and validly authorized by the Company and, when the Offered Notes are delivered to and paid for by the Initial Purchasers and any PIK Additional Notes are delivered to the holders of the Offered Notes, all in accordance with the terms of this Agreement and the Indenture, will have been duly executed, issued and delivered and will be legal, valid and binding obligations of the Company, entitled to the benefit of the Indenture, the Collateral Agreements and the Registration Rights Agreement, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(k)                                  Upon issuance and delivery of the Offered Securities, in accordance with this Agreement and the Indenture and the issuance and delivery of all of the PIK Additional Securities that could be issued pursuant thereto assuming the Company elected to issue all of the PIK Additional Securities that it is entitled to pursuant to the terms of the Indenture and the Offered Securities, the Offered Securities and the PIK Additional Securities will be convertible at the option of the holder thereof into Shares in accordance with the terms of the Indenture and the Offered Securities.  The Shares (up to an aggregate of 28,767,197 Shares (the “Share Cap”)) issuable upon such conversion of the Offered Securities and the PIK Additional Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such Shares, when issued upon such conversion in accordance with the terms of the Offered Securities and the PIK Additional Securities, will be validly issued, fully paid and non-assessable, and will not be issued in violation of, or subject to, any preemptive or similar rights.  The Shares in excess of the Share Cap, if any, issuable upon such conversion of the Offered Securities and the PIK Additional Securities will have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action prior to any such issuance and such Shares, when issued upon such conversion in accordance with the terms of the Offered Securities and the PIK Additional Securities, will be validly issued, fully paid and non-assessable, and will not be issued in violation of, or subject to, any preemptive or similar rights.  No holder of any such Shares will be subject to personal liability by reason of being such holder.  All such Shares issuable upon conversion of the Offered Securities and the PIK Additional Securities will conform to the descriptions thereof incorporated by reference into the Time of Sale Document and the Final Offering Memorandum.

(l)                                     The Guarantees of the Offered Notes have been, and prior to any issuance thereof, the PIK Additional Notes will have been, duly and validly authorized by the Guarantors and, when executed by the Guarantors, will have been duly executed, issued and delivered and will be legal, valid and binding obligations of the Guarantors, entitled to the benefit of the Indenture, the Collateral Agreements, and the Registration Rights Agreement, and enforceable against the Guarantors in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(m)                               Neither the Company nor any of the Subsidiaries is in violation of its certificate of incorporation, by-laws or other organizational documents (the “Charter Documents”).  Neither the Company nor any of the Subsidiaries is (i) in violation of any Federal, state, local or foreign statute, law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation or order (collectively, “Applicable Law”) of any federal, state, local and other governmental authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization, domestic or foreign (each, a “Governmental Authority”) applicable to any of them or any of their respective properties, or (ii) in breach of or default under any bond, debenture, note or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which any of them is a party or by which any of them or their respective property is bound (collectively, “Applicable Agreements”), except for such violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  All Applicable Agreements are in full force and effect and are legal, valid and binding obligations, other than as disclosed in the Time of Sale Document and the Final Offering Memorandum, except where the failure to be in full force and effect or to be legal, valid and binding would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  There exists no condition that, with the passage of time or otherwise, would constitute (a) a violation of such Charter Documents or Applicable Laws, (b) a breach of or default under any Applicable Agreement or (c) result in the imposition of any penalty or the acceleration of any indebtedness other than, with respect to clause (b) or (c), such breach, default, penalty or acceleration as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n)                                 Neither the execution, delivery or performance of the Documents nor the consummation of any transactions contemplated therein will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent of any person (other than consents already obtained and in full force and effect) under, result in the imposition of a Lien on any assets of the Company or any of its respective Subsidiaries (except for Liens pursuant to the Collateral Agreements), or result in an acceleration of indebtedness under or pursuant to (i) the Charter Documents, (ii) any Applicable Agreement, or (iii) any Applicable Law.  After consummation of the Offering and transactions contemplated in the Documents, no Default or Event of Default will exist.

(o)                                 When executed and delivered, the Documents will conform in all material respects to the descriptions thereof in the Time of Sale Document and the Final Offering Memorandum.

(p)                                 No consent, approval, authorization or order of any Governmental Authority, or third party is required (i) for the issuance and sale by the Company of the Offered Securities to the Initial Purchasers or the issuance of the Shares upon conversion by the holders of the Offered Securities and any PIK Additional Securities, (ii) the issuance by the Guarantors of the Guarantees of the Offered Notes and any PIK Additional Notes or (iii) the consummation by the Company and the Guarantors of the other transactions contemplated hereby, except such as have been obtained and such as may be required under state securities or “Blue Sky” laws in connection with the purchase and resale of the Offered Securities by the Initial Purchasers.

(q)                                 There is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding, domestic or foreign (collectively, “Proceedings”), pending or, to the knowledge of the Company or any of the Subsidiaries, threatened, that either (i) seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge any of the Documents or any of the transactions contemplated therein, or (ii) would, individually or in the aggregate, have a Material Adverse Effect.  The Company is not subject to any judgment, order, decree, rule or regulation of any

Governmental Authority that would, individually or in the aggregate, have a Material Adverse Effect.

(r)                                    Each of the Company and the Subsidiaries possess all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Governmental Authorities, presently required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as now or proposed to be conducted as set forth in the Time of Sale Document and the Offering Memorandum (“Permits”), and each Permit is in full force and effect, except in each as would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and each of its Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and is in compliance with all applicable laws, rules, regulations, ordinances, directives, judgments, decrees and orders; no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any Permit; no Permit contains a materially burdensome restriction not adequately disclosed in the Time of Sale Document and the Final Offering Memorandum; and none of the Company or any of its Subsidiaries has received any notice of any proceeding that would cause the termination, suspension, cancellation, nonrenewal or modification of any such Permit, or the imposition of any penalty or fine, except in each case as described in the Time of Sale Document and the Final Offering Memorandum or as would not, individually or in the aggregate, have a Material Adverse Effect.

(s)                                  Each of the Company and its Subsidiaries has good and marketable title to all real property owned by it and good title to all personal property owned by it and good and indefeasible title to all leasehold estates in real and personal property being leased by it that are material to the respective businesses of the Company and the Subsidiaries and, as of the Time of Sale, as of the date hereof and as of each Closing Date, was, is and will be free and clear of all Liens (other than Permitted Liens).

(t)                                    All Tax returns required to be filed by the Company and each of the Subsidiaries have been filed, except where the failure to file such return would not result in a Material Adverse Effect and the Company has provided adequate reserves in accordance with generally accepted accounting principles of the United States, consistently applied (“GAAP”) in its Financial Statements (as hereinafter defined), and all such returns are true, complete, and correct in all material respects.  All material Taxes that are due from the Company and its respective Subsidiaries have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, consistently applied. To the best knowledge of the Company, there are no actual or proposed Tax assessments against the Company or any of the Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect. The accruals and reserves on the books and records of the Company and its respective Subsidiaries in respect of any material Tax liability for any period not finally determined are adequate to meet any assessments of Tax for any such period. For purposes of this Agreement, the term “Tax” and “Taxes” shall mean all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

(u)                                 Each of the Company and the Subsidiaries owns, or is licensed under, and has the right to use, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property”) necessary for the conduct of its businesses except where such failure to own or have such right would not, individually or in the aggregate, have a Material Adverse Effect and, as of the Time of Sale, as of the date hereof and as of each Closing Date, was, is and will be free and clear of all Liens, other than Permitted Liens.  No claims or notices of any potential claim have been asserted by any person challenging the use of any such Intellectual Property by the Company or any of the Subsidiaries or questioning the validity or effectiveness of the Intellectual Property or any license or agreement related thereto (other than any claims that, if successful, would not, individually or in the aggregate, have a Material Adverse Effect).  The use of such Intellectual Property by the Company or any of the Subsidiaries will not infringe on the Intellectual Property rights of any other person except where any such infringement would not, individually or in the aggregate, have a Material Adverse Effect.

(v)                                 The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) material transactions are executed in accordance with management’s general or specific authorization, (ii) material transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

(w)                               The audited consolidated financial statements and related notes of the Company and its consolidated subsidiaries contained in the Time of Sale Document and the Final Offering Memorandum (the “Financial Statements”) present fairly the financial position, results of operations and cash flows of the Company and its consolidated subsidiaries, as of the respective dates and for the respective periods to which they apply and have been prepared in accordance with GAAP and the requirements of Regulation S-X of the Act.  The historical financial data set forth under “Summary Historical and Pro Forma Financial and Operating Data” and “Selected Historical Financial and Operating Data” included in the Time of Sale Document and the Final Offering Memorandum has been prepared on a basis consistent with that of the Financial Statements and presents fairly the financial position and results of operations of the Company and its consolidated subsidiaries as of the respective dates and for the respective periods indicated. The unaudited pro forma financial information and related notes of the Company contained in the Time of Sale Document and the Final Offering Memorandum has been prepared in accordance with the requirements of Regulation S-X and give effect to assumptions used in the preparation therof on a reasonable basis and in good faith based on information as of the date hereof.  All other financial, statistical, and market and industry-related data included in the Time of Sale Document and the Final Offering Memorandum are fairly and accurately presented and are based on or derived from sources that the Company believes to be reliable and accurate.

(x)                                   Subsequent to the respective dates as of which information is given in the Time of Sale Document and the Final Offering Memorandum, except as disclosed in the Time of Sale Document and the Final Offering Memorandum, (i) neither the Company nor any of the Subsidiaries has incurred any liabilities, direct or contingent, that are material, individually or in the aggregate, to the Company, or has entered into any transactions not in the ordinary course of business, (ii) there has not been any material change in the Common Stock or any material increase in long-term indebtedness or any material increase in short-term indebtedness of the Company, or any payment of or declaration to pay any dividends or any other distribution with respect to the Company, and (iii) there has not been any material adverse change in the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and the Subsidiaries in the aggregate (each of clauses (i), (ii) and (iii), a “Material Adverse Change”).  To the knowledge of the Company after reasonable inquiry, no event has occurred, which would, individually or in the aggregate, have a Material Adverse Effect.

(y)                                 No “nationally recognized statistical rating organization” (as such term is defined for purposes of Rule 436(g)(2) under the Act) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company retaining any rating assigned to the Company or any of the Subsidiaries or to any securities of  the Company or any of the Subsidiaries, or (ii) has indicated to the Company that it is considering (A) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in any rating so assigned, or (B) any negative change in the outlook for any rating of the Company or any of the Subsidiaries or any securities of the Company or any of the Subsidiaries.

(z)                                   All indebtedness represented by the Offered Securities and any PIK Additional Securities that may be issued is being incurred for proper purposes and in good faith. On the Closing Date, after giving pro forma effect to the Offering and the use of proceeds therefrom as indicated in the “Use of Proceeds” section of the Time of Sale Document and the Final Offering Memorandum, the Company and each Guarantor (i) will be solvent, (ii) will have sufficient capital for carrying on its business and (iii) will be able to pay its debts as they mature.  As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of  the Company and each Guarantor is not less than the total amount required to pay the liabilities of the Company and each Guarantor on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company and each Guarantor is able to pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Offered Securities and any PIK Additional Securities that may be issued as contemplated by this Agreement and the Time of Sale Document and the Final Offering Memorandum, neither the Company nor any Guarantor is incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) neither the Company nor any Guarantor is engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company or any Guarantor is engaged; and (v) neither  the Company nor any Guarantor is otherwise insolvent under the standards set forth in applicable laws.

(aa)                            The Company has not, and no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Offered Securities, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Offered Securities, or (iii) except as disclosed in the  Time of Sale Document and the Final Offering Memorandum, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(bb)                          Without limiting any provision herein, no registration under the Act and no qualification of the Indenture under the TIA is required for the sale of the Offered Securities to the Initial Purchasers as contemplated hereby or for the Exempt Resales or for the issuance or sale of any PIK Additional Securities that may be issued, assuming (i) that the purchasers in the Exempt Resales are QIBs or Accredited Investors or non-U.S. persons (as defined under Regulation S of the Act) and (ii) the accuracy of the Initial Purchasers’ representations contained herein regarding the absence of general solicitation in connection with the sale of the Offered Securities to the Initial Purchasers and in the Exempt Resales.

(cc)                            The Offered Securities and any PIK Additional Securities that may be issued are eligible for resale pursuant to Rule 144A under the Act and no other securities of the Company are of the same class (within the meaning of Rule 144A under the Act) as the Offered Securities and any PIK Additional Securities that may be issued and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.  No securities of the Company of the same class as the Offered Securities and any PIK Additional Securities that may be issued have been offered, issued or sold by the Company or any of its respective Affiliates within the six-month period immediately prior to the date hereof in a transaction that could be integrated with the Offering.

(dd)                          Neither of the Company nor any of its respective affiliates or other person acting on behalf of the Company has offered or sold the Offered Securities or any PIK Additional Securities that may be issued by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Offered Securities or any PIK Additional Securities that may be issued, sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act, and the Company, any affiliate of the Company and any person acting on behalf of the Company have complied with and will implement the “offering restrictions” within the meaning of such Rule 902; provided, that no representation is made in this subsection with respect to the actions of the Initial Purchasers.

(ee)                            Each of the Company, the Subsidiaries, and each ERISA Affiliate (as hereinafter defined) has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”) with respect to each “pension plan” (as defined in Section 3(2) of ERISA), subject to Section 302 of ERISA which the Company, the Subsidiaries, or any ERISA Affiliate sponsors or maintains, or with respect to which it has (or within the last three years had) any obligation to make contributions, and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended (the “Code”).  Neither the Company, the Subsidiaries, nor any ERISA Affiliate has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.  “ERISA Affiliate” means a corporation, trade or business that is, along with the Company or any Subsidiary, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414 of the Code or Section 4001 of ERISA.

(ff)                                (i) Neither the Company nor any of the Subsidiaries is party to or bound by any collective bargaining agreement with any labor organization; (ii) there is no union representation question existing with respect to the employees of the Company or the Subsidiaries, and, to the best knowledge of the Company, no union organizing activities are taking place that, could, individually or in the aggregate, have a Material Adverse Effect; (iii) to the Company’s best knowledge, no union organizing or decertification efforts are underway or threatened against the Company or the Subsidiaries; (iv) no labor strike, work stoppage, slowdown, or other material labor dispute is pending against the Company or the Subsidiaries, or, to the best knowledge of the Company, threatened against the Company or the Subsidiaries; (v) there is no worker’s compensation liability, experience or matter that could be reasonably expected to have a Material Adverse Effect; (vi) to the best knowledge of the Company, there is no threatened or pending liability against the Company or the Subsidiaries pursuant to the Worker Adjustment Retraining and Notification Act  of 1988, as amended, or any similar state or local law; (vii) there is no employment-related charge, complaint, grievance, investigation, unfair labor practice claim, or inquiry of any kind, pending against the Company or the Subsidiaries that could, individually or in the aggregate, have a Material Adverse Effect; (viii) to the best knowledge of the Company, no employee or agent of the Company or the Subsidiaries has committed any act or omission giving rise to liability for any violation identified in subsection (vii) and (viii) above, other than such acts or omissions that would not, individually or in the aggregate, have a Material Adverse Effect; and (ix) no term or condition of employment exists through arbitration awards, settlement agreements, or side agreement that is contrary to the express terms of any applicable collective bargaining agreement.

(gg)                          None of the transactions contemplated in the Documents or the application of the proceeds by the Company or any of the Subsidiaries of the proceeds of the Offered Securities will violate or result in a violation by the Company or any of the Subsidiaries of Section 7 of the Exchange Act, (including, without limitation, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System).

(hh)                          Neither the Company nor any of the Subsidiaries is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and neither the Company nor any of the Subsidiaries, after giving effect to the Offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Time of Sale Document and the Final Offering Memorandum, will be an “investment company” as defined in the Investment Company Act.

(ii)                                  The Company has not engaged any broker, finder, commission agent or other person (other than the Initial Purchasers) in connection with the Offering or any of the transactions contemplated in the Documents, and the Company is not under any obligation to pay any broker’s fee or commission in connection with such transactions (other than commissions or fees to the Initial Purchasers).

(jj)                                  Each of the Company and the Subsidiaries is (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of the environment or hazardous or toxic substances of wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its respective business and (iii) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, in each case except where such non-compliance with Environmental Laws, failure to receive and comply with required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.  Neither the Company nor any of the Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(kk)                            Except as disclosed in the Time of Sale Document and the Final Offering Memorandum, as of the Closing Date, there will be no encumbrances or restrictions, on the ability of any Subsidiary of the Company (x) to pay dividends or make other distributions on such Subsidiary’s capital stock or to pay any indebtedness to the Company or any other Subsidiary of the Company, (y) to make loans or advances or pay any indebtedness to, or investments in, the Company or any other Subsidiary of the Company or (z) to transfer any of its property or assets to the Company or any other Subsidiary of the Company.

(ll)                                  Each certificate signed by any officer of the Company, or any Subsidiary thereof, delivered to the Initial Purchasers shall be deemed a representation and warranty by the Company or any such Subsidiary thereof (and not individually by such officer) to the Initial Purchasers with respect to the matters covered thereby.  All information certified by an officer of the Company in the

Perfection Certificate, dated as of the First Closing Date, and delivered by such officer on behalf of the Company, is and will be true and correct as of any Closing Date.

(mm)                      Each of the Company and each of its respective Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which they are engaged.  All policies of insurance insuring the Company or any of its respective Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect.  The Company and the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects, and there are no material claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.  Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(nn)                          To the extent required by the Exchange Act, each of the Company and each of its Subsidiaries has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures and internal control over financial reporting are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to each of the Company’s chief executive officer and chief financial officer by others within the Company, and such disclosure controls and procedures and internal control over financial reporting are effective to perform the functions for which they were established; the Company’s independent auditors and audit committee have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize and report financial data and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting; all material weaknesses, if any, in internal control over financial reporting have been identified to the Company’s independent auditors and audit committee; since the date of the most recent evaluation of such disclosure controls and procedures and internal control over financial reporting, there have been no significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting, except for any corrective actions with regard to significant deficiencies and material weaknesses disclosed in the Time of Sale Document and the Final Offering Memorandum; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the SEC, and the statements contained in each such certification are complete and correct; and the Company, its Subsidiaries and the Company’s board of directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the SEC promulgated thereunder.

(oo)                          Ernst & Young LLP and KBA Group LLP, who have each audited the Financial Statements contained in the Time of Sale Document and the Final Offering Memorandum, are each independent registered public accounting firms with respect to the Company and its predecessor and their Subsidiaries within the applicable rules and regulations adopted by the SEC and the Public Accounting Oversight Board (United States) and as required by the Securities Act.

(pp)                          Each of the Collateral Agreements, once executed and delivered, will be effective to create in favor of the Collateral Agent for the benefit of the secured parties named therein, legal, valid and enforceable liens on, and security interests in, all property pledged or granted as collateral pursuant to the Collateral Agreements (the “Collateral”) and, when (i) financing statements and other filings in appropriate form are filed in the offices specified on Schedule 7 to the Perfection Certificate and (ii) upon the taking of possession or control by the Collateral Agent of the Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the applicable Collateral Agreement), the liens created by the Collateral Agreements shall constitute fully perfected liens on, and security interests in, all right, title and interest of the grantors in the Collateral, in each case subject to no liens other than Permitted Liens.  Each Collateral Agreement delivered after the First Closing Date pursuant to the Indenture will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent, for the benefit of the secured parties named therein, legal, valid and enforceable liens on, and security interests in, all of the applicable Guarantors’ right, title and interest in and to the Collateral thereunder, and (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable law and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which such possession or control shall be given to the Collateral Agent to the extent required by such Collateral Agreement), such Collateral Agreement will constitute fully perfected liens on, and security interests in, all right, title and interest of the Guarantors in the Collateral thereunder, in each case subject to no liens other than the applicable Permitted Liens set forth in such Collateral Agreement.

5.             Covenants of the Company and the Guarantors.   Each of the Company and the Guarantors jointly and severally agrees:

(a)                                  To (i) advise the Initial Purchasers promptly after obtaining knowledge (and, if requested by the Initial Purchasers, confirm such advice in writing) of (A) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Offered Securities for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, or (B) the happening of any event that makes any statement of a material fact made in the Time of Sale Document or the Final Offering Memorandum untrue or that requires the making of any additions to or changes in the Time of Sale Document or the Final Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) use its commercially reasonable efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Offered Securities under any state securities or Blue Sky laws, and (iii) if, at any time, any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Offered Securities under any such laws, use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(b)                                 To (i) furnish the Initial Purchasers, without charge, as many copies of the Time of Sale Document and the  Final Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request, and (ii) promptly prepare, upon the Initial Purchasers’ reasonable request, any amendment or supplement to the Time of Sale Document and the Final Offering Memorandum that the Initial Purchasers, upon advice of legal counsel, determines may be necessary in connection with Exempt Resales (and the Company hereby consents to the use of the Time of Sale Document and the  Final Offering Memorandum, and any

amendments and supplements thereto, by the Initial Purchasers in connection with Exempt Resales).

(c)                                  Not to amend or supplement the Time of Sale Document or the  Final Offering Memorandum prior to the last possible Closing Date, or at any time prior to the completion of the resale by the Initial Purchasers of all the Securities purchased by the Initial Purchasers, unless the Initial Purchasers shall previously have been advised thereof and shall have been given reasonable opportunity to comment thereon and shall not have objected thereto.

(d)                                 Prior to the time the Initial Purchasers have completed their distribution of the Offered Securities and for so long as the Initial Purchasers shall hold any of the Securities, (i) if any event shall occur as a result of which, in the reasonable judgment of the Company or the Initial Purchasers, it becomes necessary or advisable to amend or supplement the Time of Sale Document or the  Final Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Time of Sale Document or the  Final Offering Memorandum to comply with Applicable Law, to prepare, at the expense of the Company, an appropriate amendment or supplement to the Time of Sale Document or the  Final Offering Memorandum (in form and substance reasonably satisfactory to the Initial Purchasers) so that (A) as so amended or supplemented, the Time of Sale Document and the  Final Offering Memorandum will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) the Time of Sale Document and the  Final Offering Memorandum will comply with Applicable Law and (ii) if in the reasonable judgment of the Company it becomes necessary or advisable to amend or supplement the Time of Sale Document or the  Final Offering Memorandum so that the Time of Sale Document and the  Final Offering Memorandum will contain all of the information specified in, and meet the requirements of, Rule 144A(d)(4) of the Act, to prepare an appropriate amendment or supplement to the Time of Sale Document or the  Final Offering Memorandum (in form and substance reasonably satisfactory to the Initial Purchasers) so that the Time of Sale Document and the  Final Offering Memorandum, as so amended or supplemented, will contain the information specified in, and meet the requirements of, Rule 144A(d)(4) of the Act.

(e)                                  To cooperate with the Initial Purchasers and their counsel in connection with the qualification of the Offered Securities under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and continue such qualification in effect so long as reasonably required for Exempt Resales.

(f)                                    Whether or not any of the Offering or the transactions contemplated by the Documents are consummated or this Agreement is terminated, to pay (i) all costs, expenses, fees and taxes incident to and in connection with: (A) the preparation, printing and distribution of the Time of Sale Document and the  Final Offering Memorandum and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith, (B) the negotiation, printing, processing and distribution (including, without limitation, word processing and duplication costs) and delivery of each of the Documents, (C) the preparation, issuance and delivery of the Offered Securities and any PIK Additional Securities that may be issued, (D) the qualification of the Offered Securities and any PIK Additional Securities that may be issued for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the fees and disbursements of counsel to the Initial Purchasers relating to such registration or qualification), (E) furnishing such copies of the Time of Sale Document and the  Final Offering Memorandum, and all amendments and supplements thereto, as may reasonably be requested for use by the Initial Purchasers and (F) the performance of the Company’s and the Guarantors’ obligations under the Registration Rights Agreement, including, but not limited to, (i) the preparation and filing with the SEC of the Shelf Registration Statement, (ii) all fees and expenses of the counsel, accountants and any other experts or advisors retained by the Company and the Guarantors, (iii) all expenses and listing fees in connection with the application for quotation of the Offered Securities and any PIK Additional Securities that may be issued on the Private Offerings, Resales and Trading Automated Linkages (“PORTAL”) Market, (iv) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Offered Securities and any PIK Additional Securities that may be issued by DTC for “book-entry” transfer, (v) all fees and expenses (including reasonable fees and expenses of counsel) of the Trustee and all collateral agents, (vi) all costs and expenses in connection with the creation and perfection of the Collateral Agreements (including without limitation, filing and recording fees, search fees, taxes and costs of title policies), and (vii) all reasonable fees, disbursements and out-of-pocket expenses incurred by the Initial Purchasers in connection with their services to be rendered hereunder including, without limitation, the fees and disbursements of Paul, Hastings, Janofsky & Walker LLP, counsel to the Initial Purchasers, travel and lodging expenses, word processing charges, messenger and duplicating services, facsimile expenses and other customary expenditures.

(g)                                 To use the proceeds of the Offering in the manner described in the Time of Sale Document and the  Final Offering Memorandum under the caption “Use of Proceeds.”

(h)                                 To do and perform all things required to be done and performed under the Documents prior to and after any Closing Date.

(i)                                     Not to, and to ensure that no affiliate (as defined in Rule 501(b) of the Act) of the Company will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Act) that would be integrated with the sale of the Offered Securities in a manner that would require the registration under the Act of the sale to the Initial Purchasers or to the Subsequent Purchasers of the Offered Securities.

(j)                                     For so long as any of the Offered Securities and any PIK Additional Securities that may be issued remain outstanding, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request, to any owner of the Offered Securities and any PIK Additional Securities that may be issued in connection with any sale thereof and any prospective Subsequent Purchasers of such Offered Securities and any PIK Additional Securities that may be issued from such owner, the information required by Rule 144A(d)(4) under the Act.

(k)                                  To comply with the representation letter of the Company to DTC relating to the approval of the Offered Securities and any PIK Additional Securities that may be issued by DTC for “book entry” transfer.

(l)                                     To use its best efforts to effect the inclusion of the Offered Securities and any PIK Additional Securities that may be issued in the PORTAL Market.

(m)                               For so long as any of the Offered Securities and any PIK Additional Securities that may be issued remain outstanding, the Company will furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of the Offered Securities and any PIK Additional Securities that may be issued and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the SEC or any national securities exchange on which any class of securities of the Company may be listed.

(n)                                 Except in connection with the filing of the Shelf Registration Statement, not to, and not to authorize or permit any person acting on its behalf to, (i) distribute any offering material in connection with the offer and sale of the Offered Securities or any PIK Additional Securities that may be issued other than the Time of Sale Document and the Final Offering Memorandum and any amendments and supplements to the Final Offering Memorandum prepared in compliance with this Agreement, or (ii) solicit any offer to buy or offer to sell the Offered Securities or any PIK Additional Securities that may be issued by means of any form of general solicitation or general advertising (including, without limitation, as such terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

(o)                                 During the two year period after the last possible Closing Date (or such shorter period as may be provided for in Rule 144(k) under the Act, as the same may be in effect from time to time), to not, and to not permit any current or future Subsidiaries of either the Company or any other affiliates (as defined in Rule 144A under the Act) controlled by the Company to, resell any of the Offered Securities and any PIK Additional Securities that may be issued which constitute “restricted securities” under Rule 144 that have been reacquired by the Company, any current or future Subsidiaries or any other “affiliates” (as defined in Rule 144A under the Act) controlled by the Company, except pursuant to an effective registration statement under the Act.

(p)                                 The Company shall pay all stamp, documentary and transfer taxes and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of the Offered Securities and any PIK Additional Securities that may be issued or the sale thereof to the Initial Purchasers.

(q)                                 To file, on a timely basis, with the SEC and the Nasdaq Global Market all reports and documents required to be filed under the Exchange Act.

(r)                                    To use its best efforts to:  (i) obtain a letter from the Nasdaq Global Market to the effect that the Nasdaq Global Market concurs with the Company’s view that the issuance of the Securities pursuant to the terms hereof and of the Securities and the Indenture does not require shareholder approval, (ii) obtain the approval by the Nasdaq Global Market of the Company’s listing application for the Shares up to the Share Cap to be issued upon conversion of the Securities and the approval of such Shares for quotation on the Nasdaq Global Market and (iii) maintain the inclusion and quotation of its shares of Common Stock, including the Shares, on the Nasdaq Global Market or another national securities exchange.

(s)                                  To comply with all of their agreements set forth in the Registration Rights Agreement.

(t)                                    Until the Initial Purchasers shall have notified the Company of the completion of the resales of the Securities, not to, and not to permit any of their affiliated purchasers (as such term is defined in Regulation M under the Exchange Act) to, either alone or with one or more other persons, bid for or purchase for any account in which they or any of their affiliated purchasers has a beneficial interest in any Securities or shares of the Common Stock of the Company in violation of Regulation M; and none of the Company or any of its affiliated purchasers will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Securities or the shares of Common Stock of the Company.

(u)                                 The Company will reserve and keep available at all times, free of preemptive or other similar rights and liens and adverse claims, sufficient shares of Common Stock to satisfy its obligation to issue such Shares upon conversion of the Offered Securities and all of the PIK Additional

Securities that the Company may elect to issue pursuant to the Offered Securities and the Indenture.

(v)                                 The Company shall use its best efforts to obtain, as promptly as practical, the required approval of its shareholders of the terms of the Securities and the issuance of the Shares in excess of the Share Cap upon the conversion thereof pursuant to the terms of the Securities and the Indenture and to obtain the approval by the Nasdaq Global Market or such other national securities exchange on which the Company’s Common Stock is then listed of the Company’s listing application for the Shares in excess of the Shares Cap to be issued upon conversion of the Securities and the approval of such Shares for quotation on the Nasdaq Global Market or such other national securities exchange.

6.             Representations and Warranties of the Initial Purchasers.   Each of the Initial Purchasers, severally and not jointly, represents and warrants (as to itself only) that:

(a)                                  It is a QIB as defined in Rule 144A under the Act and it will offer the Offered Securities for resale only upon the terms and conditions set forth in this Agreement and in the Time of Sale Document and the  Final Offering Memorandum.

(b)                                 It is not acquiring the Offered Securities with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction.  In connection with the Exempt Resales, it will solicit offers to buy the Offered Securities only from, and will offer and sell the Offered Securities only to, (A) persons reasonably believed by it to be QIBs or (B) persons reasonably believed to be Accredited Investors or (C) persons reasonably believed by it to be non-U.S. persons referred to in Regulation S under the Act; provided, however, that in purchasing such Offered Securities, such persons are deemed to have represented and agreed as provided under the caption “Notice to Investors” contained in the Time of Sale Document and the  Final Offering Memorandum.

(c)                                  No form of general solicitation or general advertising in violation of the Act has been or will be used nor will any offers in any manner involving a public offering within the meaning of Section 4(2) of the Act or, with respect to Offered Securities to be sold in reliance on Regulation S, by means of any directed selling efforts be made by such Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Offered Securities.

7.             Conditions.   The obligations of the Initial Purchasers to purchase and pay for the Offered Securities as provided for under this Agreement on the First Closing Date and, with respect to the Optional Additional Securities, each Option Closing Date, are subject to the performance by the Company and each of the Guarantors of their respective covenants and obligations hereunder and the satisfaction of each of the following conditions:

(a)                                  All the representations and warranties of the Company and the Guarantors contained in this Agreement and in each of the Documents shall be true and correct as of the date hereof and at the First Closing Date as though then made and, with respect to the Optional Additional Securities, as of each Option Closing Date as though then made.  On or prior to the First Closing Date and, with respect to the Optional Additional Securities, each Option Closing Date, the Company and the Guarantors and each other party to the Documents (other than the Initial Purchasers) shall have performed or complied with all of the agreements and satisfied all conditions on their respective parts to be performed, complied with or satisfied pursuant to the Documents, including, without limitation, all of the conditions set forth below (other than conditions to be satisfied by such other parties, which the failure to so satisfy would not, individually or in the aggregate, have a Material Adverse Effect).

(b)                                 No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the First Closing Date and, with respect to the Optional Additional Securities, each Option Closing Date, that would prevent or materially interfere with the consummation of the Offering or any of the transactions contemplated under the Documents; and no stop order suspending the qualification or exemption from qualification of any of the Securities in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or, to the knowledge of the Company, after due inquiry, be pending or contemplated as of the First Closing Date and, with respect to the Optional Additional Securities, each Option Closing Date.

(c)                                  No action shall have been taken and no Applicable Law shall have been enacted, adopted or issued that would, as of the First Closing Date and, with respect to the Optional Additional Securities, each Option Closing Date, prevent the consummation of the Offering or any of the transactions contemplated under the Documents. No Proceeding shall be pending or, to the knowledge of the Company, after due inquiry, threatened other than Proceedings that (A) if adversely determined would not, individually or in the aggregate, adversely affect the issuance or marketability of the Securities or the issuance of the Shares upon conversion of the Offered Securities at the option of the holders thereof, and (B) would not, individually or in the aggregate, have a Material Adverse Effect.  The Company shall not have amended or supplemented the Time of Sale Document or the Final Offering Memorandum unless the Initial Purchasers shall previously have been advised of such proposed amendment or supplement at least two business days prior to the proposed use, and shall not have reasonably objected to such amendment or supplement.

(d)                                 Subsequent to the respective dates as of which data and information is given in the Time of Sale Document and the Final Offering Memorandum, there shall not have been any Material Adverse Change.

(e)                                  The Nasdaq Global Market shall have issued a letter concurring with the Company’s view that the issuance of the Securities pursuant to the terms hereof and of the Securities and the Indenture does not require shareholder approval.  The Nasdaq Global Market shall have approved the Company’s listing application for the Shares to be issued upon conversion of the Securities and the Shares shall have been approved for quotation on the Nasdaq Global Market.  The Company’s Common Stock shall not have been suspended by the SEC or the Nasdaq Global Market.

(f)                                    The Securities shall have been designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market and all agreements set forth in the representation letter of the Company and the Guarantors to DTC relating to the approval of the Securities by DTC for “book-entry” transfer shall have been complied with.

(g)                                 On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any securities of the Company (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or any securities of the Company by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

(h)                                 The Initial Purchasers shall have received on the applicable Closing Date:

(i)                                     certificates dated the First Closing Date and, with respect to the Optional Additional Securities, each Option Closing Date, signed by (1) the Chief Executive Officer and (2) the principal financial or accounting officer of the Company, on behalf of the Company and the Guarantors, to the effect that (a) the representations and warranties set forth in Section 4 hereof, in each of the Documents and the Perfection Certificate are true and correct in all material respects with the same force and effect as though expressly made at and as of the First Closing Date and, with respect to the Optional Additional Securities, each Option Closing Date, (b) the Company and the Guarantors have performed and complied with all agreements and satisfied all conditions in all material respects on their part to be performed or satisfied at or prior to the First Closing Date and, with respect to the Optional Additional Securities, each Option Closing Date, (c) at the First Closing Date and, with respect to the Optional Additional Securities, each Option Closing Date, since the date hereof or since the date of the most recent financial statements in the Time of Sale Document and the Final Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or events have occurred, no information has become known nor does any condition exist that, individually or in the aggregate, would have a Material Adverse Effect, (d) since the date of the most recent financial statements in the Time of Sale Document and the Final Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof), other than as described in the Time of Sale Document and the Final Offering Memorandum or contemplated hereby, neither the Company nor any Subsidiary of the Company has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, that are material to the Company and the Subsidiaries, taken as a whole, or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and the Subsidiaries, taken as a whole, and there has not been any change in the capital stock or long-term indebtedness of the Company or any Subsidiary of the Company that is material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and the Subsidiaries, taken as a whole, (e) there shall have been no dividend or distribution of any kind declared, paid or made by the Company on any class of its Common Stock, and (f) the sale of the Securities has not been enjoined (temporarily or permanently).

(ii)                                  a certificate, dated the First Closing Date and, with respect to the Optional Additional Securities, each Option Closing Date, executed by the Secretary of the Company and each Guarantor, certifying such matters as the Initial Purchasers may reasonably request.

(iii)                               a certificate of solvency, dated the First Closing Date and, with respect to the Optional Additional Securities, each Option Closing Date, executed by the principal financial or accounting officer of the Company substantially in the form previously approved by the Initial Purchasers or their counsel.

(iv)                              evidence satisfactory to the Initial Purchasers and the Collateral Agent that the insurance policies required by the Indenture and any Collateral Agreement are in full force and effect together with, in respect of those insurance policies maintained with respect to the properties of the Guarantors, (A) endorsements naming the Collateral Agent, on behalf of the secured parties, as an additional insured and/or loss payee and (B) a provision that cancellation, material addition in amount or material change in coverage shall not be effective until 30 days after written notice to the Collateral Agent.

(v)                                 evidence acceptable to the Initial Purchasers of payment or arrangements for payment by the Guarantors of all applicable recording taxes, fees, charges, costs and expenses required for the recording of the Collateral Agreements.

(vi)                              all certificates, agreements or instruments representing or evidencing Capital Stock pledged to the Collateral Agent (the “Pledged Shares”) accompanied by instruments of transfer and stock powers undated and endorsed in blank.

(vii)                           the opinion of Andrews Kurth LLP, counsel to the Company and the Guarantors, dated the First Closing Date and, with respect to the Optional Additional Securities, each Option Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers.

(viii)                        the opinion of Willkie Farr & Gallagher LLP, regulatory counsel to the Company, dated the First Closing Date and, with respect to the Optional Additional Securities, each Option Closing Date, reasonably satisfactory to the Initial Purchasers in substantially the form of Exhibit A attached hereto.

(ix)                                the FCC opinion of Willkie Farr & Gallagher LLP, regulatory counsel to the Company, dated the First Closing Date and, with respect to the Optional Additional Securities, each Option Closing Date, reasonably satisfactory to the Initial Purchasers in substantially the form of Exhibit B attached hereto.

(x)                                   an opinion, dated the First Closing Date and, with respect to the Optional Additional Securities, each Option Closing Date, of Paul, Hastings, Janofsky &Walker LLP, counsel to the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers covering such matters as are customarily covered in such opinions.

(i)                                     The Initial Purchaser shall have received from Ernst & Young LLP, independent registered public accounting firm, and KBA Group LLP, independent registered public accounting firm, with respect to the Company and its predecessor, (A) a customary comfort letter, dated the date hereof, in form and substance reasonably satisfactory to the Initial Purchasers and their counsel, with respect to the financial statements and certain financial information contained in the Preliminary Offering Memorandum and the Final Offering Memorandum (in the case of Ernst & Young LLP) and the Time of Sale Document (in the case of KBA Group LLP), and (B) a customary comfort letter, dated the First Closing Date and, with respect to the Optional Additional Securities, each Option Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and its counsel, to the effect that Ernst& Young LLP and KBA Group LLP reaffirm the statements made in their letters furnished pursuant to clause (A) with respect to the financial statements and certain financial information contained in the Time of Sale Document and the Final Offering Memorandum.

(j)                                     Each of the Documents shall have been executed and delivered by all parties thereto (other than the Initial Purchasers), and the Initial Purchasers shall have received a fully executed original of each Document.

(k)                                  The Initial Purchasers shall have received copies of all opinions, certificates, letters and other documents delivered under or in connection with the Offering or any transaction contemplated in the Documents.

(l)                                     The terms of each Document shall conform in all material respects to the description thereof in the Time of Sale Document and the Final Offering Memorandum.

(m)                               The Collateral Agent shall have received (with a copy for each of the Initial Purchasers) on the First Closing Date:

(i)                                     appropriately completed copies of Uniform Commercial Code financing statements naming the Company and each Guarantor as a debtor and the Collateral Agent as the secured party, or other similar instruments or documents to be filed under the UCC of all jurisdictions as may be necessary or, in the reasonable opinion of the Collateral Agent and its counsel, desirable to perfect the security interests of the Collateral Agent pursuant to the Collateral Agreements;

(ii)                                  appropriately completed copies of Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens (other than Permitted Liens) of any Person in any collateral described in any security agreement previously granted by any Person;

(iii)                               certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Collateral Agent, dated a date reasonably near to the First Closing Date, listing all effective financing statements which name the Company or any Guarantor (under its present name and any previous names) as the debtor, together with copies of such financing statements (none of which shall cover any collateral described in any Collateral Agreement, other than such financing statements that evidence Permitted Liens);

(iv)                              such other approvals, opinions, or documents as the Collateral Agent may reasonably request in form and substance reasonably satisfactory to the Collateral Agent; and

(v)                                 the Collateral Agent and its counsel shall be reasonably satisfied that (i) the Lien granted to the Collateral Agent, for the benefit of the secured parties in the collateral described above is of the priority described in the Time of Sale Document and the Final Offering Memorandum; and (ii) no Lien exists on any of the collateral described above other than the Lien created in favor of the Collateral Agent, for the benefit of the secured parties, pursuant to a Collateral Agreement, in each case subject to the Permitted Liens.

(n)                                 The Company’s shareholders, holding a sufficient number of shares of the Company’s Common Stock to approve the terms of the Securities and the issuance of the Shares upon the conversion thereof pursuant to the terms of the Securities and the Indenture, shall have irrevocably agreed to vote in favor of a resolution to approve the terms of the Securities and such issuance of Shares.

8.             Indemnification and Contribution.

(a)                                  The Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Initial Purchaser, the directors, officers and employees of each Initial Purchaser, and each person, if any, who controls either Initial Purchaser within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities of any kind to which the Initial

Purchaser, director, officer, employee or such controlling person may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company (not to be unreasonably withheld, delayed or conditioned)), insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i)                                     any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Document or the Final Offering Memorandum, or any amendment or supplement thereto;

(ii)                                  the omission or alleged omission to state, in the Time of Sale Document or the Final Offering Memorandum or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or

(iii)                               any breach by the Company or any of the Guarantors of their respective representations, warranties and agreements set forth herein or of applicable law;

and, subject to the provisions hereof, will reimburse, as incurred, each Initial Purchaser, director, officer, employee and each such controlling person for any legal or other expenses incurred by them in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof; provided, however, the Company and the Guarantors will not be liable in any such case to the extent (but only to the extent) that a court of competent jurisdiction shall have determined by a final, unappealable judgment that such loss, claim, damage or liability resulted solely from any untrue statement or alleged untrue statement or omission or alleged omission made in the Time of Sale Document or the Final Offering Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information concerning any Initial Purchaser furnished to the Company by the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Initial Purchaser to the Company consists of the information described in Section 12 hereof.  The indemnity agreement set forth in this Section 8 shall be in addition to any liability that the Company and the Guarantors may otherwise have to the indemnified parties.

(b)                                 Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless each of the Company, each of the Guarantors and their respective directors, officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company, any of the Guarantors or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as a court of competent jurisdiction shall have determined by a final, unappealable judgment that such losses, claims, damages or liabilities (or actions in respect thereof) have resulted solely from (i) any untrue statement or alleged untrue statement of any material fact contained in the Time of Sale Document or the Final Offering Memorandum or any amendment or supplement thereto or (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Time of Sale Document or the Final Offering Memorandum or any amendment or supplement thereto or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent (but only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser, furnished to the Company or its agents by the Representative specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company, each of the Guarantors or any such director, officer or controlling person in connection with any such loss, claim, damage, liability or action in respect thereof.  This indemnity agreement will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties.

(c)                                  As promptly as reasonably practicable after receipt by an indemnified party under this Section 8 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 8, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve such indemnifying party from any liability under paragraph (a) or (b) above unless and only to the extent it is materially prejudiced as a result thereof and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above.  In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties at the expense of the indemnifying party.  After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of paragraph (a) of this Section 8 or the Company in the case of paragraph (b) of this Section 8, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions), (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party or (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.  After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld) unless such indemnified party waived in writing its rights under this Section 8, in which case the indemnified party may effect such a settlement without such consent.

(d)                                 No indemnifying party shall be liable under this Section 8 for any settlement of any claim or action (or threatened claim or action) effected without its written consent, which shall not be unreasonably withheld, but if a claim or action settled with its written consent, or if there be a final judgment for the plaintiff with respect to any such claim or action, each indemnifying party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any and all losses, claims, damages or liabilities (and legal and other expenses as set forth above) incurred by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of any pending or threatened proceeding in respect of which the indemnified party is or could have been a party, or indemnity could have been sought hereunder by the indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the indemnified party.

(e)                                  In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contributions, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other, from the Offering or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party, on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof).  The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other, shall be deemed to be in the same proportion as the total proceeds from the Offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchasers.  The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any of the Guarantors, on the one hand, or either of the Initial Purchasers, on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omissions, and any other equitable considerations appropriate in the circumstances.

(f)                                    The Company, the Guarantors and the Initial Purchasers agree that it would not be equitable if the amount of such contribution determined pursuant to the immediately preceding paragraph (e) were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of the immediately preceding paragraph (e).  Notwithstanding any other provision of this Section 8, no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser have otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of the immediately preceding paragraph (e), each director, officer and employee of the Initial Purchasers and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director of the Company and the Guarantors, each officer of the Company and the Guarantors and each person, if any, who controls either of the Company or the Guarantors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company and the Guarantors.

9.             Termination.   The Initial Purchasers may terminate this Agreement at any time prior to a Closing Date by written notice to the Company if any of the following has occurred:

(a)                                  since the date hereof, any Material Adverse Effect or development involving or expected to result in a prospective Material Adverse Effect that could, in the Initial Purchasers’ reasonable judgment, be expected to (i) make it impracticable or inadvisable to proceed with the offering or delivery of the Offered Securities on the terms and in the manner contemplated in the Time of Sale Document and the Final Offering Memorandum, or (ii) materially impair the investment quality of any of the Offered Securities;

(b)                                 the failure of the Company or the Guarantors to satisfy the conditions contained in Section 7(a) hereof on or prior to any Closing Date;

(c)                                  any outbreak or escalation of hostilities or other national or international calamity or crisis, including acts of terrorism, or material adverse change or disruption in economic conditions in, or in the financial markets of, the United States (it being understood that any such change or disruption shall be relative to such conditions and markets as in effect on the date hereof), if the effect of such outbreak, escalation, calamity, crisis, act or material adverse change in the economic conditions in, or in the financial markets of, the United States could be reasonably expected to make it, in the Initial Purchasers’ judgment, impracticable or inadvisable to market or proceed with the offering or delivery of the Offered Securities on the terms and in the manner contemplated in the Time of Sale Document and the Final Offering Memorandum or to enforce contracts for the sale of any of the Offered Securities;

(d)                                 the Nasdaq Global Market shall not concur with the Company’s view that the issuance of the Securities pursuant to the terms hereof and of the Securities and the Indenture does not require shareholder approval or the Nasdaq Global Market shall not have approved the Company’s listing application for the Shares to be issued upon conversion of the Securities up to the Share Cap or the Shares up to the Share Cap shall not have been approved for quotation on the Nasdaq Global Market; trading in the Company’s Common Stock shall have been suspended by the SEC or the NASDAQ Global Market or the suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Global Market or any setting of limitations on prices for securities on any such exchange or NASDAQ Global Market;

(e)                                  the enactment, publication, decree or other promulgation after the date hereof of any Applicable Law that in the Initial Purchasers’ counsel’s reasonable opinion materially and adversely affects, or could be reasonably expected to materially and adversely affect, the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole;

(f)                                    any securities of the Company or the any of the Guarantors shall have been downgraded or placed on any “watch list” for possible downgrading by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Act; or

(g)                                 the representation and warranty contained in Section 4(a) of this Agreement is incorrect in any way; or

(h)                                 the declaration of a banking moratorium by any Governmental Authority, or the taking of any action by any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs that in the Initial Purchasers’ opinion could reasonably be expected to have a material adverse effect on the financial markets in the United States or elsewhere.

10.          Survival of Representations and Indemnities.   The representations and warranties, covenants, indemnities and contribution and expense reimbursement provisions and other agreements, representations and warranties of the Company and the Guarantors set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Initial Purchaser, (ii) acceptance of the Offered Securities, and payment for them hereunder, and (iii) any termination of this Agreement.

11.          Default by an Initial Purchaser.   If either Initial Purchaser shall breach its obligations to purchase the Offered Securities that it has agreed to purchase hereunder on any Closing Date, then the other Initial Purchaser may, but shall not be required to, purchase such Offered Securities or may make arrangements satisfactory to the Company for the purchase of the Offered Securities by other persons.  If such non-defaulting Initial Purchaser does not elect to purchase such Offered Securities and arrangements satisfactory to the Company for the purchase of such Offered Securities are not made within 36 hours after such default, this Agreement shall terminate with respect to such defaulting Initial Purchaser without liability on the part of the Company.  Nothing herein shall relieve the Initial Purchaser from liability for its default.

12.          Information Supplied by the Initial Purchaser.   The statements set forth on the cover page with respect to the price and the names of the Initial Purchasers and in the first sentence of the third paragraph and the tenth paragraph under the heading “Plan of Distribution” in the  Time of Sale Document and the Final Offering Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Company or the Subsidiaries for the purposes of Sections 4(a) and 8 hereof.

13.          No Fiduciary Relationship.   The Company and the Guarantors hereby acknowledge that each of the Initial Purchasers is acting solely as an initial purchaser in connection with the purchase and sale of the Offered Securities. The Company and the Guarantors further acknowledge that each of the Initial Purchasers is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that any Initial Purchaser act or be responsible as a fiduciary to the Company or any of the Subsidiaries or their respective management, stockholders or creditors or any other person in connection with any activity that any Initial Purchaser may undertake or have undertaken in furtherance of the purchase and sale of the Offered Securities, either before or after the date hereof.  Each of the Initial Purchasers hereby expressly disclaims any fiduciary or similar obligations to the Company or any of the Subsidiaries or their respective management, stockholders or creditors or any other person, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company and the Guarantors hereby confirm their understanding and agreement to that effect. The Company and the Guarantors and each of the Initial Purchasers agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by any Initial Purchaser to the Company or the Subsidiaries regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Offered Securities, do not constitute advice or recommendations to the Company or the Subsidiaries. The Company and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that either of the Company or any of the Guarantors may have against any Initial Purchaser with respect to any breach or alleged breach of any fiduciary or similar duty to the Company or the Subsidiaries in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

14.          Miscellaneous.

(a)                                  Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to: FiberTower Corporation, 185 Berry Street, Suite 4800, San Francisco, CA 94107, Attention: Thomas A. Scott, with a copy to: Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, TX 77002, Attention: W. Mark Young, Esq., and (ii) if to the Initial Purchasers, to: Jefferies & Company, Inc., 520 Madison Avenue, New York, NY 10022, with a copy to: Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, NY 10022-3205, Attention: William F. Schwitter, Esq., (or in any case to such other address as the person to be notified may have requested in writing).

(b)                                 This Agreement has been and is made solely for the benefit of and shall be binding upon the Company and the Guarantors, the Initial Purchasers and, to the extent provided in Section 8 hereof, the controlling persons, officers, directors, partners, employees, representatives and agents referred to in Section 8, and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Securities from any Initial Purchaser merely because of such purchase.  Notwithstanding the foregoing, it is expressly understood and agreed that each purchaser who purchases Securities from any Initial Purchaser is intended to be a beneficiary of the covenants of the Company and the Guarantors contained in the Registration Rights Agreement to the same extent as if the Securities were sold and those covenants were made directly to such purchaser by the Company and the Guarantors, and each such purchaser shall have the right to take action against the Company and the Guarantors to enforce, and obtain damages for any breach of, those covenants.

(c)                                  THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(d)                                 EACH OF THE COMPANY AND EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY (I) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY; AND (II) WAIVES (A) ITS RIGHT TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE INITIAL PURCHASERS AND FOR ANY COUNTERCLAIM RELATED TO ANY OF THE

FOREGOING AND (B) ANY OBLIGATION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(e)                                  This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

(f)                                    The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g)                                 If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(h)                                 This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by all of the signatories hereto.

Please confirm that the foregoing correctly sets forth the agreement between the Company, the Guarantors and the Initial Purchasers.

Very truly yours,

FiberTower Corporation

By:	/s/ Thomas Scott
Name: Thomas Scott
Title: Chief Financial Officer

FiberTower Network Services Corp.

By:	/s/ Thomas Scott
Name: Thomas Scott
Title: Chief Financial Officer

FiberTower Solutions Corporation

By:	/s/ Thomas Scott
Name: Thomas Scott
Title: Chief Financial Officer

ART Licensing Corporation

By:	/s/ Thomas Scott
Name: Thomas Scott
Title: Chief Financial Officer

ART Leasing, Inc.

By:	/s/ Thomas Scott
Name: Thomas Scott
Title: Chief Financial Officer

Teligent Services Acquisition, Inc.

By:	/s/ Thomas Scott
Name: Thomas Scott
Title: Chief Financial Officer

Accepted and Agreed to:
JEFFERIES & COMPANY, INC.

DEUTSCHE BANK SECURITIES INC.

JEFFERIES & COMPANY, INC.

By:	/s/ Michael Henkin
Name: Michael Henkin
Title: Managing Director

Acting on behalf of itself and as the Representative
of Deutsche Bank Securities Inc.

SCHEDULE I

PRICING SUPPLEMENT	CONFIDENTIAL

$350,000,000

FiberTower Corporation
9.00% Convertible Senior Secured Notes due 2012

This is the Pricing Supplement to the Preliminary Offering Memorandum dated October 23, 2006 (the “Preliminary Offering Memorandum”) of FiberTower Corporation (“FiberTower”), relating to the 9.00% Convertible Senior Secured Notes due 2012 (the “notes”).

We are issuing this Pricing Supplement to reflect the pricing terms for the notes.  The information in this Pricing Supplement hereby amends, supplements, modifies and becomes part of, as of the date hereof, the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent different from the information in the Preliminary Offering Memorandum.  Terms that are defined in the Preliminary Offering Memorandum and used in this Pricing Supplement shall have the respective meanings given them in the Preliminary Offering Memorandum.  You should read this Pricing Supplement together with the Preliminary Offering Memorandum before investing in the notes.

We have not registered the notes, the guarantees or the common stock into which the notes are convertible under the Securities Act of 1933, as amended (the “Securities Act”), or under the securities laws of any other jurisdiction.  Unless they are registered, the securities may be offered only in transactions exempt from or not subject to registration under the Securities Act, or any other state securities laws.  Therefore, we are only offering these securities to qualified institutional buyers as defined in Rule 144A under the Securities Act and to persons outside the United States under Regulation S of the Securities Act.

Sole Book-Running Manager
Jefferies & Company	Deutsche Bank Securities

The date of this pricing supplement is October 25, 2006

Issuer	FiberTower Corporation (“FiberTower” or the “Company”).
Securities Offered	Convertible Senior Secured Notes (the “Notes”).
Distribution	144A / Regulation S — with registration rights.
Principal Amount	$350 million (plus an additional $52.5 million principal amount is available for purchase by the initial purchasers).
Gross Proceeds	$350 million (plus an additional $52.5 million principal amount is available for purchase by the initial purchasers).
Coupon	9.00% payable semi-annually.
Maturity Date	November 15, 2012.
Issue Price	100%.
Interest Payment Dates	November 15 and May 15; beginning May 15, 2007.
Interest

Interest payable for the interest payment dates of May 15, 2007, November 15, 2007, May 15, 2008 and November 15, 2008 is payable in cash. The Company may elect to pay interest in kind (PIK) for the interest payable on May 15, 2009, November 15, 2009, May 15, 2010 and November 15, 2010, at a rate of 11.00% in lieu of cash interest payments. Interest is payable in cash thereafter.

Escrowed Interest

On the closing date, the Company will deposit funds in an escrow account. Funds in the escrow account (the amount of which will be determined prior to the closing date) together with the proceeds from the investment thereof, will be sufficient to make the first four interest payments on the Notes.

Conversion Price / Premium	15.0%, representing an initial conversion price of $8.29 per share.
Redemption at Maturity

Unless the Notes are previously redeemed or converted, the Company will redeem the Notes at 125.411% of their principal amount on the maturity date, representing an annual internal rate of return of 12.00%, assuming that all interest payments are made in cash.

Trade Date	Thursday, October 26, 2006.
Settlement Date	Thursday, November 9, 2006 (T+10).

	QIB	Reg S
CUSIP Numbers	31567R AA 8	U31353 AA 0
Conversion

You may convert the Notes into shares of common stock at an initial conversion rate equal to 120.627 shares of common stock per $1,000 principal amount of Notes (representing an initial conversion price of $8.29 per share) at any time after 90 days from the initial issue date of the Notes until the final maturity date. Upon conversion, the Company will deliver shares of common stock and cash in respect of any fractional shares.

Conversion Prior to November 15, 2009

If you convert your Notes prior to November 15, 2009, you will be entitled to receive a make-whole premium within 30 days of the conversion date. This amount will consist of the present value of all required interest payments on the Notes as if paid in cash from the date of such conversion through November 15, 2009 (including accrued but unpaid interest), computed using a discount rate equal to the reinvestment yield determined on the date of conversion, provided that this make-whole premium will not exceed $130.277 per $1,000 principal amount of the Notes.

Optional Redemption

The Notes are not redeemable before November 15, 2010. If the Company’s common stock has traded at or above 150% of the then effective conversion price for 20 of any 30 consecutive trading days and the daily trading volume for each such trading day, when multiplied by the closing sale price for such trading day, equals at least $8.0 million, the

Company may redeem any of the Notes, in whole or in part at any time on or after November 15, 2010. Upon any redemption, the Company will pay a redemption price equal to 100% of the aggregate accreted principal amount of the Notes, plus accrued and unpaid interest, and liquidated damages, if any, to the redemption date.

Initial Purchasers	Name	Principal Amount of Notes:
	Jefferies & Company, Inc.	$210,000,000
	Deutsche Bank Securities	140,000,000
	Total	$350,000,000

The “Description of the Notes” section of the Preliminary Offering Memorandum is hereby supplemented, amended and modified as follows:

1.               To add Wells Fargo Bank, National Association, as the trustee.

2.               To reflect throughout that the over-allotment option will be structured as an option to purchase additional notes, rather than an over-allotment option.

3.               To reflect that the record date for the Notes will be the November 1 and May 1 immediately preceding the interest payment date.

4.               To delete and replace the second sentence of the third paragraph under the heading “—Conversion of the Notes” on page 101 with:  “Delivery of the conversion shares and cash in lieu of fractional shares, if any, will be deemed to satisfy our obligation to pay the Aggregate Accreted Principal Amount of the Notes plus all accrued and unpaid interest and Liquidated Damages, if any, on the Notes.”

5.               To reflect that the Company will not issue more than an aggregate of 28,767,197 shares of its common stock upon conversions of the Notes and in payment of make-whole premium obligations.

6.               To reflect that conversions of Notes on or prior to November 15, 2010 in connection with a fundamental change related to consolidations and mergers will entitle Holders of the Notes to a make-whole premium in certain circumstances.

7.               To reflect that the return in the definition of “Accretion Premium” under the heading “—Certain Definitions” on page 127 will be 12.00%.

8.               To delete and replace the definition of “Aggregate Accreted Principal Amount” under the heading “—Certain Definitions” beginning on page 128 with:  “Aggregate Accreted Principal Amount” means an amount as calculated by the Company equal to 100% of the principal amount of the Notes redeemed or repurchased or otherwise due plus the Accretion Premium on the principal amount of such Notes. The applicable Aggregate Accreted Principal Amount, as of any specified date (the “Specified Date”)  for each $1,000 principal amount of Notes if the Specified Date is one of the following dates (each a “Semi-Annual Date”), the amount set forth opposite such date below:

Semi-Annual Date	Aggregate Accreted Principal Amount($)
Original Issue Date	1,000.00000
May 15, 2007	1,015.56084
November 15, 2007	1,031.49449
May 15, 2008	1,048.38415
November 15, 2008	1,066.28720
May 15, 2009	1,085.26444
November 15, 2009	1,105.38030
May 15, 2010	1,126.70312
November 15, 2010	1,149.30531
May 15, 2011	1,173.26363
November 15, 2011	1,198.65944
May 15, 2012	1,225.57901
November 15, 2012	1,254.11375

If the Specified Date occurs between two Semi-Annual Dates the Aggregate Accreted Principal amount shall be, the sum of (A) the Aggregate Accreted Principal Amount for the Semi-Annual Date immediately preceding the Specified Date and (B) an amount equal to the product of (a) the difference of (x) the Aggregate Accreted Principal Amount for the immediately following Semi-Annual Date and (y) the Aggregate Accreted Principal Amount for the immediately preceding Semi-Annual Date and (b) a fraction, the numerator of which is the number of days elapsed from the immediately preceding Semi-Annual Date to the Specified Date, calculated on a basis of a 360 day year comprised of twelve 30 day months, and the denominator of which is 180 days, except for the period from the Original Issue Date to the first Semi- Annual Date immediately succeeding the Original Issue Date, which is 186 days.

9.               To revise the Uniform Commercial Code Sections in the definition of “Excluded Assets” under the heading “—Certain Definitions” beginning on page 135 to refer to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code and to add leased real property to the definition of “Excluded Assets.”

10.         To add any Notes and Guarantees issued upon the exercise by the initial purchasers of their option to purchase additional Notes in this offering to the definition of “Note Indebtedness” under the heading “—Certain Definitions” on page 138.

11.         To reflect October 25, 2006 as the date of the Offering Memorandum in the definition of “Permitted Business” under the heading “—Certain Definitions” on page 139.

12.         To reflect in the definition of “Reinvestment Yield” under the heading “—Certain Definitions” on page 142 that the reinvestment yield will be calculated by reference to securities having a maturity closest to November 15, 2009 (in the case of the make-whole premium for conversions prior to November 15, 2009) and November 15, 2010 (in the case of the make-whole premium for conversions upon a fundamental change relating to consolidations and mergers).

The “Shares Eligible For Future Sale” section of the Preliminary Offering Memorandum is hereby supplemented, amended and modified to delete and replace the third paragraph under the heading “—Registration Rights Agreements” on page 156 with “The above-referenced restricted shares within the meaning of Rule 144 under the Securities Act were issued in prior private placement transactions.  We entered into registration rights agreements with the holders of those shares and have filed a registration statement on Form S-3 with the SEC for the resale of those shares.  The restricted shares are freely tradeable under the registration statement on Form S-3.”

SCHEDULE II

INITIAL PURCHASERS

Initial Purchasers	Aggregate Principal Amount of Firm Securities to be Purchased
Jefferies & Company, Inc.	$210,000,000
Deutsche Bank Securities Inc.	140,000,000
Total	$350,000,000

SCHEDULE III

LIST OF SUBSIDIARIES

FiberTower Network Services Corp.

FiberTower Solutions Corporation

ART Licensing Corp.

ART Leasing, Inc.

Teligent Services Acquisition, Inc.

EXHIBIT A

FORM OF OPINIONS OF WILLKIE FARR & GALAGHER LLP

                  , 2006

Jefferies & Company, Inc.
Deutsche Bank Securities Inc.,
As Initial Purchasers
c/o Jefferies & Company, Inc.
520 Madison Avenue,
12th Floor
New York, New York 10022

Re:          FiberTower Corporation—Offering of    % Convertible Senior Secured Notes       due 2012

Ladies and Gentlemen:

We have acted as special FCC counsel for FiberTower Corporation, a Delaware corporation (“FiberTower” or the “Company”), in connection with the Purchase Agreement, dated as of            , 2006 (the “Purchase Agreement”), among FiberTower Corporation, a Delaware corporation (the “Issuer”), the guarantors party thereto and Jefferies & Company, Inc. and Deutsche Bank Securities Inc. (collectively, the “Initial Purchasers”).   Reference is also made to the Preliminary Offering Memorandum of the Issuer, dated October 23, 2006 (the “Preliminary Offering Memorandum”), the Pricing Supplement to the Preliminary Offering Memorandum, dated October 25, 2006 (the “Pricing Supplement”), and the Offering Memorandum of the Issuer, dated October 25, 2006 (the “Final Offering Memorandum”), each relating to the issue and sale by the Issuer and the purchase by the Initial Purchasers of $350,000,000 aggregate principal amount of the Issuer’s   % Convertible Senior Secured Notes due 2013 (the “Notes”).  All capitalized terms used herein but not otherwise defined shall have the respective meanings ascribed thereto in the Purchase Agreement.

This letter and the statements contained herein are limited to our representation of the Company with respect to the Communications Act of 1934, as amended, the rules and regulations of the Federal Communications Commission (“FCC”), and written orders, policies, and decisions of the FCC and the courts’ interpretation of them (herein defined collectively as the “Communications Act”).   This letter does not address any other laws, statutes, rules or regulations, or facts that may be relevant with respect to any other laws, statutes, rules or regulations.

In connection with the preparation of the Preliminary Offering Memorandum, the Pricing Supplement and the Final Offering Memorandum, we have participated in certain conversations with counsel for the Initial Purchasers and with the officers, counsel, and other representatives of the Issuer at which the contents of the Preliminary Offering Memorandum, the Pricing Supplement and the Final Offering Memorandum and related matters were discussed.  We also reviewed and relied upon, without independent verification, certain corporate records and documents, letters from counsel and accountants, and oral and written statements of officers and other representatives of the Issuer and others as to the existence and consequence of certain factual and other matters.  We have relied upon originals or copies certified or otherwise identified to our satisfaction, of such instruments, documents, and records as we have deemed relevant and necessary.  In examining such instruments, documents, and records, we have assumed the genuineness of all signatures on instruments, documents and records, the authenticity of all instruments, documents and records submitted to us as originals, and the conformity to authentic originals of all instruments, documents and records submitted to us as copies.

As used herein, the term “knowledge” shall mean the actual knowledge (that is, the conscious awareness of facts or other information) of attorneys in our firm who have devoted substantive attention to the matters addressed in this letter.  Such term does not include any knowledge of other attorneys within our firm or any constructive or imputed notice of any matters or items of information.   We have not been asked to undertake nor have we undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of FiberTower, as described above, or from the statements set forth herein.

Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, we have no knowledge of any fact that leads us to believe that the “Risk Factors” and “Regulatory Environment” sections within the Preliminary Offering Memorandum, taken together with the Pricing Supplement, as of the time of execution of the Purchase Agreement by the parties thereto, or the “Risk Factors” and “Regulatory Environment” sections within the Final Offering Memorandum, at the date of such Final Offering Memorandum or at the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that we do not assume any responsibility, explicitly or implicitly, for the accuracy, completeness or fairness of the statements contained in the “Risk Factors” and “Regulatory Environment” sections within Preliminary Offering Memorandum, the Pricing Supplement or the Final Offering Memorandum and we express no view with respect to any information of a financial or accounting nature included in, or omitted from, the “Risk Factors” and “Regulatory Environment” sections within Preliminary Offering Memorandum, the Pricing Supplement or the Final Offering Memorandum.

This letter is rendered solely to you in connection with the issuance and delivery of the Notes.  This letter may not be relied upon by you for any other purpose or delivered to or relied upon by any other person without our express prior written consent (including, without limitation, (a) any person that acquires the Notes from the Initial Purchasers or (b) any purchaser of the Notes procured by the Initial Purchasers); except that you may furnish a copy of this letter for information (but not reliance) (i) to your independent auditors and your attorneys, (ii) pursuant to order or legal process of any court or governmental agency and (iii) in connection with any legal action to which you are a party arising out of the issuance and delivery of the Notes.

This letter is rendered to you as of the date hereof and is not to be deemed to have been reissued by any subsequent delivery as permitted above, and we assume no obligation to advise you or any other person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or a legal conclusion or other matters in this letter.

Very truly yours,

Willkie Farr & Gallagher LLP

EXHIBIT B

FORM OF FCC OPINION OF WILLKIE FARR & GALAGHER LLP

1.             Except as set forth in the FiberTower Letter, the Company or a Subsidiary of the Company (each such Subsidiary, a “Company Subsidiary”) holds the FCC Licenses identified as being held by the Company or such Company Subsidiary in Exhibit 1 enclosed with the FiberTower Letter (“Exhibit 1”).  The FCC Licenses are in full force and effect.

2.             The execution and delivery by the Company and each Company Subsidiary of the Transaction Documents to which it is a party do not violate any of the terms or provisions of, or constitute a default under, the Communications Act.  No consent, approval, authorization, order, or waiver from, or filing with, the FCC is required under the Communications Act for the execution and delivery by the Company and each Company Subsidiary of each Transaction Document to which it is a party, except that (i) the exercise of any rights or remedies under the Transaction Documents which involve or result in a change of control, assignment, or transfer of title, or disposition of FiberTower or its affiliates or property may require additional prior notice to, consent of, order of, or filing with the FCC; and (ii) any substantive amendment to the Transaction Documents may require additional prior notice to, consent of, order of, or filing with the FCC.

3.             To our knowledge, (i) there is no outstanding decree, order, or other ruling that has been issued by the FCC specifically directed against the Company, any Company Subsidiary, or the FCC Licenses, and (ii) there is no complaint, notice of violation, notice of apparent liability, or other administrative proceeding pending by or before, or overtly threatened by, the FCC against the Company, any Company Subsidiary, or the FCC Licenses that proposes the cancellation, termination, or revocation of the FCC Licenses, in each case other than proceedings of general applicability to the holders of FCC authorizations similar to the FCC Licenses.  To our knowledge, except as set forth in the FiberTower Letter, there are no license renewal proceedings (other than applications for renewal filed in the ordinary course) pending for the FCC Licenses.

4.             To our knowledge, except as set forth in the FiberTower Letter, there is no order, judgment, decree, notice of apparent liability, order of forfeiture, investigation, complaint, or other proceeding pending before the FCC against the FCC Licenses that would reasonably be expected to result in the termination, revocation, suspension, or denial of renewal of the FCC Licenses, except for rule making and other similar proceedings generally applicable to holders of FCC authorizations similar to the FCC Licenses.

5.             The statements in the Offering Memorandum under the captions “Offering Memorandum Summary,” “Risk Factors,” “Business,” and “Regulatory Environment,” insofar as they constitute summaries of the Communications Laws, fairly summarize the matters therein described and are accurate in all material respects.

6.             The Communications Act does not prohibit the Company from making cash payments in respect of the Notes or, when executed and delivered in accordance with the terms and conditions of the Registration Rights Agreement and the Indenture, the Exchange Securities (assuming due authentication and delivery of the Exchange Securities by the Trustee in accordance with the Indenture), in accordance with their respective terms.